UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2008

Broadwind Energy, Inc.

(Exact name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-31313	88-0409160
(Commission File Number)	(IRS Employer
Identification No.)

47 East Chicago Avenue, Suite 332

Naperville, Illinois 60540

(Address of Principal Executive Offices and Zip Code)

(630) 637-0315

(Registrant’s telephone number, including area code)

101 South 16th Street, P.O. Box 1957

Manitowoc, Wisconsin 54221-1957

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 10, 2008, the Board of Directors of Broadwind Energy, Inc. (the “Company”) received notice from Raymond L. Brickner III that he was resigning as a member of the Board of Directors, effective April 16, 2008. Mr. Brickner will continue to serve as the Company’s President.

On April 13, 2008, the Board of Directors approved a recommendation by the Governance and Nominating Committee to elect David P. Reiland as a director, to serve until the next annual meeting of stockholders, effective April 16, 2008. Mr. Reiland, who will fill the vacancy created by Mr. Brickner’s resignation, was also appointed to the Audit Committee. Mr. Reiland will receive cash compensation for his services in accordance with the Company’s Board Compensation Plan, which was adopted by the Board on October 24, 2007, and will be eligible to participate in the Company’s 2007 Deferred Compensation Plan, which was also adopted by the Board on October 24, 2007. In addition, the Board granted to Mr. Reiland a ten-year non-qualfied option to purchase 25,000 shares of the Company’s common stock under the Company’s 2007 Equity Incentive Plan, which was approved by the Company’s Board on August 20, 2007 but is subject to shareholder approval (the “2007 Plan”). The options will vest ratably over a three-year period and the exercise price is equal to the fair market value on the effective date of Mr. Reiland’s appointment, April 16, 2008. The options are subject to the terms of a non-qualified option agreement, a form of which is filed as an exhibit to the Company’s quarterly report on Form 10-QSB for the quarter ended September 30, 2007.

Mr. Reiland has been employed by Magnetek, Inc., a power and motion control systems developer, since 1986. He has held numerous high-level positions, including executive vice president, chief financial officer, controller and vice president of finance, and has served as chief executive officer and president since October 2006. Prior to joining Magnetek, Mr. Reiland was an audit manager with Arthur Andersen & Co. Mr. Reiland is a certified public accountant who also holds an undergraduate degree in financial management from California State University, Long Beach, and an MBA from the University of Southern California.

Mr. Reiland was not elected to the Board of Directors pursuant to any arrangement or understanding between either of them and any other person. There is not currently, nor has there been since the beginning of our last two fiscal years, any transaction with the Company in whichMr. Reiland either has or had a direct or indirect material interest.

Item 8.01               Other Events

On April 14, 2008, the Company issued a press release to announce the appointment of Mr. Reiland to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)		Exhibits:

	99.1	Press Release dated April 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2008

BROADWIND ENERGY, INC.

/s/ Steven A. Huntington
Steven A. Huntington
Chief Financial Officer

EXHIBIT INDEX

Broadwind Energy, Inc.

Form 8-K Current Report

Exhibit
Number	Description
99.1	Press Release dated April 14, 2008